                                                                      EXHIBIT 1a

MARYLAND

                               STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION




                          THE ARTICLES OF INCORPORATION

                                       OF

            CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC.




                  HAVE BEEN RECEIVED AND APPROVED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THIS 20TH DAY OF September, 1982 at
11:37 A.M. AND WILL BE RECORDED.





                                                     BY:  /s/ Paul B. Anderson





               301 West Preston Street, Baltimore, Maryland 21201
                                 Phone: 383-3720
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                                STATE OF MARYLAND
                                                                   NO. 2283
                               STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION

               301 West Preston Street, Baltimore, Maryland 21201




       THIS IS TO CERTIFY THAT the within instrument is a true copy of the



                            ARTICLES OF INCORPORATION

                                       OF

            CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC.




         as approved and received for record by the State Department of Assessments and Taxation of Maryland, September 20, 1982 at 11:37 o'clock A.M.






                                    AS WITNESS my hand and official seal of the said Department at Baltimore this twenty-second day of September, 1982.


                                                        /s/ Paul B. Anderson
                                                        Paul B. Anderson
                                                        Charter Specialist
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                            ARTICLES OF INCORPORATION

                                       OF

            CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC.

                                    * * * * *


                                    ARTICLE I

         THE UNDERSIGNED, Jeffrey A. Dalke, whose post office address is 1100 Philadelphia National Bank Building, Philadelphia, Pennsylvania 19107, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.


                                   ARTICLE II

         The name of the Corporation is:

            CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC.

                                   ARTICLE III

         The purpose for which the Corporation is formed is to act as management investment company under the Investment Company Act of 1940.


                                   ARTICLE IV

         The Corporation is expressly empowered as follows:

                  1) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

                  2) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

                  3) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to
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the extent now or hereafter permitted by law and by the Charter of the
Corporation.

                  4) To enter into a written contract or contracts with any person or persons providing for a delegation of the management of all or part of the Corporation's securities portfolio(s) and also for the delegation of the performance of various administrative or corporate functions, subject to the direction of the Board of Directors. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or stockholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or stockholder may be interested.

                  5) To enter into a written contract or contracts appointing one or more distributors or agents of both for the sale of the shares of the Corporation on such terms and conditions as the Board of Directors of this Corporation may deem reasonable and proper, and to allow such person or persons a commission on the sale of such shares. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or stockholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or stockholder may be interested.

                  6) To enter into a written contract or contracts employing such custodian or custodians for the safekeeping of the property of the Corporation and of its shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents, and registrars out of the income and/or any other property of the Corporation. Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, any custodian so appointed or any nominee or nominees of the Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

                  7) To employ the same person in any multiple capacity under Sections (4), (5) and (6) of this Article IV who may receive compensation from the Corporation in as many capacities in which such person shall serve the Corporation.

                  8) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in Article III hereof.

         The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.


                                    ARTICLE V

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.


                                   ARTICLE VI

                  1) The total number of shares of capital stock which the Corporation shall have authority to issue is Two Billion (2,000,000,000) shares, of the par value of one Mill ($0.001) per share and of the aggregate par value of Two Million Dollars ($2,000,000).

                  2) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

                  3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-laws of the Corporation.

                  4) Except to the extent otherwise provided by applicable law, the Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock. The power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into a class or classes of capital stock and to divide and


                                       -3-
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classify shares of any class into one or more series of such class.

                  5) Subject to the power of the Board of Directors to classify and reclassify any authorized but unissued shares of capital stock pursuant to
Section 4 of this Article VI, shares of capital stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

                  (A) Assets Belonging to a Class. All consideration received by the Corporation for the issue or sale of stock of any class of capital stock, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation not belonging to any particular class which the Board of Directors may, in its sole discretion, allocate to a class, shall irrevocably belong to the class of shares of capital stock with respect to which such assets, payments or funds were received or allocated for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such class.

                  (B) Liabilities Belonging to a Class. The assets belonging to any class of capital stock shall be charged with the liabilities in respect to such class, and shall also be charged with such class's share of the general liabilities of the Corporation, in proportion to the asset value of the respective classes of capital stock determined as hereinafter provided. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" such class.

                  (C) Dividends and Distributions. Shares of each class of capital stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class; provided, however, that dividends and distributions on shares of a class of capital stock shall be paid only out of the lawfully available "assets belonging to such class" as such phrase is defined in Section 5(A) of this Article VI.


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                  (D) Liquidating Dividends and Distributions.  In the event of the liquidation or dissolution of the Corporation, stockholders of each class of capital stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to the stockholders of any class of capital stock shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes of capital stock in proportion to the asset value of the respective classes of capital stock determined as hereinafter provided.

                  (E) Voting. Each stockholder of each class of capital stock shall be entitled to one vote for each share of capital stock, irrespective of the class, then standing in his name on the books of the Corporation, and on any matter submitted to a vote of stockholders, all shares of capital stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that: (i) when expressly required by law, shares of capital stock shall be voted by individual class and (ii) only shares of capital stock of the respective class or classes affected by a matter shall be entitled to vote on such matter.

                  (F) Redemption. To the extent the Corporation has funds or other property legally available therefor, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time and in the manner determined by the By-Laws or the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the

 Corporation (i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1954, as amended, (ii) if the value of such shares in the account maintained by the Corporation or its transfer agent for any class of capital stock is less than $500.00 (Five Hundred Dollars); provided, however, that each stockholder shall be notified that the value of his account is less than $500.00 and allowed sixty (60) days to make additional purchases of shares before such redemption is processed by the Corporation, or (iii) if the net income with respect to any particular class of capital stock should be negative or it should otherwise be appropriate to carry out the Corporation's responsibilities under the Investment Company Act of 1940, as amended, in each case subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The redemption price of shares of any class of capital stock of the Corporation shall, except as otherwise provided in this Section 5(F), be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the class of the shares redemption of which is being sought, the value of which shall be determined as provided herein. When the net income with respect to any particular class of capital stock is negative or whenever deemed appropriate by the Board of Directors in order to carry out the Corporation's responsibilities under the Investment Company Act of 1940, as amended, the Corporation may, without payment of monetary compensation but in consideration of the interest of the Corporation and the stockholders in maintaining a constant net asset value per share of such class, redeem pro rata from each stockholder of record on such day, such number of full and fractional shares of the Corporation's capital stock of such class, as may be necessary to reduce the aggregate number of outstanding shares in order to permit the net asset value thereof to remain constant.


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
                  (G) Conversion. Each holder of any class of capital stock of the Corporation, who surrenders his share certificate in good delivery form to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the stockholder, shall, to the extent permitted by the By-Laws or by resolution of the Board of Directors, be entitled to convert the shares in question on the basis hereinafter set forth, into shares of stock of any other class of the Corporation. The Corporation shall determine the net asset value, as provided herein, of the shares to be converted and may deduct therefrom a conversion cost, in an amount determined within the discretion of the Board of Directors. Within five (5) business days after such surrender and payment of any conversion cost, the Corporation shall issue to the stockholder such number of shares of stock of the class desired as, taken at the net asset value thereof determined as provided herein in the same manner and at the same time as that of the shares surrendered, shall equal the net asset value of the shares surrendered, less any conversion cost as aforesaid. Any amount representing a fraction of a share may be paid in cash at the option of the Corporation. Any conversion cost may be paid and/or assigned by the Corporation to the underwriter and/or to any other agency, as it may elect.

                  (H) Restrictions on Transferability. If, in the opinion of the Board of Directors of the Corporation, concentration in the ownership of shares of capital stock might cause the Corporation to be deemed a personal holding company within the meaning of the Internal Revenue Code, as now or hereafter in force, the Corporation may at any time and from time to time refuse to give effect on the books of the Corporation to any transfer or transfers of any share or shares of capital stock in an effort to prevent such personal holding company status.


                                   ARTICLE VII

                  (1) The number of directors of the Corporation shall be four
(4), which number may be increased or decreased pursuant to the By-laws of the Corporation but shall never be less than three (3). The names of the directors who shall act until the first annual meeting of stockholders or until their successors are duly elected and qualify are:

                  Jeffrey B. Lane
                  G. Willing Pepper
                  Russell W. Richie
                  Henry M. Watts, Jr.


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
                  (2) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by the Charter, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

                  (3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, now or hereafter in force, including advance of related expenses.


                                  ARTICLE VIII

         Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount and value of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, as to the allocation of any assets or liabilities to a class or classes of capital stock, as to the times at which shares of any class of capital stock shall be deemed to be outstanding or no longer outstanding, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of the Charter of the Corporation shall be effective to (i) require a waiver of


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compliance with any provision of the Securities Act of 1933, as amended, or the
Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                   ARTICLE IX

         The duration of the Corporation shall be perpetual.


                                    ARTICLE X

                  (1) The Corporation reserves the right from time to time to make any amendments to its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon by a vote at a meeting.

                  1) Notwithstanding any provision of the General Laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided herein.

                  (2) So long as permitted by Maryland law, the books of the Corporation may be kept outside of the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  (3) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

                  (A) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the ByLaws to the stockholders, and except as otherwise required by the Investment Company Act of 1940, as amended.


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
                  (B) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

                  (C) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                  (D) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real or personal.

                  (E) Notwithstanding anything in these Articles of Incorporation to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class, the value of the liabilities belonging to any class, the allocation of any assets or liabilities to any class, the times at which shares of any class shall be deemed to be outstanding or no longer outstanding and the net asset value of each share of any class of capital stock of the Corporation for purposes of sales, redemptions, repurchases of shares or otherwise.

                  (F) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to


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 establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of any class of the Corporation.

                  (G) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, these Articles of Incorporation and the By-Laws of the Corporation.

         IN WITNESS WHEREOF, the undersigned incorporator of CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act.

         Dated the 20th day of September, 1982.


                                                       /s/ Jeffrey A. Dalke
                                                       Jeffrey A. Dalke


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
                                STATE OF MARYLAND


                               STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street, Baltimore, Maryland 21201



                  THIS IS TO CERTIFY THAT the within instrument is a true copy of the ARTICLES OF SUPPLEMENTARY OF CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC. as approved and received for record by the State Department of Assessments and Taxation of Maryland, December 2, 1982 at 11:32 o'clock A.M.

                  AS WITNESS my hand and official seal of the said Department at Baltimore this eight day of December, 1982.





                                       DEAN W. KITCHEN, CORPORATE ADMINISTRATOR

              Maryland State Department of Assessments and Taxation


              THE ARTICLES OF SUPPLEMENTARY OF CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC. HAVE BEEN RECEIVED AND APPROVED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THIS 2nd DAY OF December, 1982 at 11:32 A.M. AND WILL BE RECORDED.



                                   BY: